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                               WELCOME HOME, INC.

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                           LOAN AND SECURITY AGREEMENT

                            Dated: ________ __, 1998

                                   $15,000,000

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                            FLEET CAPITAL CORPORATION

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

                                TABLE OF CONTENTS

                                                                                          Page

SECTION 1.        CREDIT FACILITY............................................................2
   1.1. Revolving Credit Loans...............................................................2
     1.1.1.      Loans and Reserves..........................................................2
     1.1.2.      Use of Proceeds.............................................................2
   1.2. Letters of Credit; LC Guaranties.....................................................2
     1.2.1.      Request for Letter of Credit................................................2
     1.2.2.      Description of Letters of Credit............................................3
     1.2.3.      Indemnification.............................................................3
     1.2.4.      Lender's Instructions.......................................................3
     1.2.5.      Disbursements...............................................................3
     1.2.6.      Reimbursement Obligation....................................................3
     1.2.7.      Cash Collateral.............................................................4
     1.2.8.      Waiver of Liability.........................................................4
SECTION 2.        INTEREST, FEES AND CHARGES.................................................5
   2.1. Interest. 5
     2.1.1.      Rates of Interest...........................................................5
     2.1.2.      Default Rate of Interest....................................................5
     2.1.3.      Maximum Interest............................................................5
   2.2. Computation of Interest and Fees.....................................................6
   2.3. Commitment Fee.......................................................................6
   2.4. Letter of Credit and LC Guaranty Fees................................................6
   2.5. Unused Line Fee......................................................................6
   2.6. Audit and Appraisal Fees.............................................................6
   2.7. Reimbursement of Expenses............................................................6
   2.8. Bank Charges.........................................................................7
SECTION 3.        LOAN ADMINISTRATION........................................................7
   3.1. Manner of Borrowing Revolving Credit Loans...........................................7
     3.1.1.      Loan Requests...............................................................7
     3.1.2.      Disbursement................................................................8
     3.1.3.      Authorization...............................................................8
     3.1.4.      Eurodollar Loans............................................................8
     3.1.5.      Interest Periods............................................................8
     3.1.6.      Conversion of Base Rate Loans...............................................9
     3.1.7.      Continuation of Eurodollar Loans............................................9
     3.1.8.      Prepayment of Eurodollar Loans..............................................9
     3.1.9.      Indemnification............................................................10
     3.1.10.     Inability to Make Eurodollar Loans.........................................10
   3.2. Payments. 10
     3.2.1.      Principal..................................................................10
     3.2.2.      Interest...................................................................11
     3.2.3.      Costs, Fees and Charges....................................................11


     3.2.4.      Other Obligations..........................................................11
   3.3. Prepayments of Additional Availability Amount.......................................11
   3.4. Application of Payments and Collections.............................................11
   3.5. All Loans to Constitute One Obligation..............................................11
   3.6. Loan Account........................................................................12
   3.7. Statements of Account...............................................................12
   3.8. Increased Costs.....................................................................12
   3.9. Basis For Determining Interest Rate Inadequate or Unfair............................13
   3.10.  Capital Adequacy..................................................................13
     3.10.1.     Certificate................................................................14
SECTION 4.        TERM AND TERMINATION......................................................14
   4.1. Term of Agreement...................................................................14
   4.2. Termination.........................................................................14
     4.2.1.      Termination by Lender......................................................14
     4.2.2.      Termination by Borrower....................................................14
     4.2.3.      Effect of Termination......................................................14
SECTION 5.        SECURITY INTERESTS........................................................15
   5.1. Security Interest in Collateral.....................................................15
   5.2. Lien Perfection; Further Assurances.................................................16
SECTION 6.        COLLATERAL ADMINISTRATION.................................................16
   6.1. General.  16
     6.1.1.      Location of Collateral.....................................................16
     6.1.2.      Insurance of Collateral....................................................16
     6.1.3.      Protection of Collateral...................................................16
   6.2. Administration of Accounts..........................................................17
     6.2.1.      Records of Accounts........................................................17
     6.2.2.      Intentionally Deleted......................................................17
     6.2.3.      Taxes......................................................................17
     6.2.4.      Account Verification.......................................................17
     6.2.5.      Maintenance of Dominion Account............................................17
     6.2.6.      Collection of Accounts, Proceeds of Collateral.............................18
   6.3. Administration of Inventory.........................................................18
   6.4. Administration of Equipment.........................................................18
     6.4.1.      Records and Schedules of Equipment.........................................18
     6.4.2.      Dispositions of Equipment..................................................18
   6.5. Payment of Charges..................................................................18
SECTION 7.        REPRESENTATIONS AND WARRANTIES............................................18
   7.1. General Representations and Warranties..............................................18
     7.1.1.      Organization and Qualification.............................................19
     7.1.2.      Corporate Power and Authority..............................................19
     7.1.3.      Legally Enforceable Agreement..............................................19
     7.1.4.      Capital Structure..........................................................19
     7.1.5.      Corporate Names............................................................19
     7.1.6.      Business Locations; Agent for Process......................................20
     7.1.7.      Title to Properties; Priority of Liens.....................................20


     7.1.8.      Accounts...................................................................20
     7.1.9.      Equipment..................................................................20
     7.1.10.     Financial Statements; Fiscal Year..........................................21
     7.1.11.     Full Disclosure............................................................21
     7.1.12.     Solvent Financial Condition................................................21
     7.1.13.     Surety Obligations.........................................................21
     7.1.14.     Taxes......................................................................21
     7.1.15.     Brokers....................................................................22
     7.1.16.     Patents, Trademarks, Copyrights and Licenses...............................22
     7.1.17.     Governmental Consents......................................................22
     7.1.18.     Compliance with Laws.......................................................22
     7.1.19.     Restrictions...............................................................22
     7.1.20.     Litigation.................................................................22
     7.1.21.     No Defaults................................................................23
     7.1.22.     Leases.....................................................................23
     7.1.23.     Pension Plans..............................................................23
     7.1.24.     Trade Relations............................................................23
     7.1.25.     Labor Relations............................................................23
     7.1.26.     Delivery of Subordinated Note..............................................23
   7.2. Continuous Nature of Representations and Warranties.................................24
   7.3. Survival of Representations and Warranties..........................................24
SECTION 8.        COVENANTS AND CONTINUING AGREEMENTS.......................................24
   8.1. Affirmative Covenants...............................................................24
     8.1.1.      Visits and Inspections.....................................................24
     8.1.2.      Notices....................................................................24
     8.1.3.      Financial Statements.......................................................24
     8.1.4.      Landlord and Storage Agreements............................................26
     8.1.5.      Projections................................................................26
     8.1.6.      Recordkeeping..............................................................27
     8.1.7.      Borrowing Base Certificate.................................................27
     8.1.8.      Business and Collateral Locations..........................................27
   8.2. Negative Covenants..................................................................27
     8.2.1.      Mergers; Consolidations; Acquisitions......................................27
     8.2.2.      Loans......................................................................27
     8.2.3.      Total Indebtedness.........................................................27
     8.2.4.      Affiliate Transactions.....................................................28
     8.2.5.      Limitation on Liens........................................................28
     8.2.6.      Subordinated Debt..........................................................29
     8.2.7.      Distributions..............................................................29
     8.2.8.      Capital Expenditures.......................................................29
     8.2.9.      Disposition of Assets......................................................29
     8.2.10.     Stock of Subsidiaries......................................................29
     8.2.11.     Bill-and-Hold Sales, Etc...................................................29
     8.2.12.     Restricted Investment......................................................29
     8.2.13.     Tax Consolidation..........................................................29


   8.3. Specific Financial Covenants........................................................29
     8.3.1.      Minimum Net Worth..........................................................30
     8.3.2.      Leverage Ratio.............................................................30
     8.3.3.      Cash Flow..................................................................30
SECTION 9.        CONDITIONS PRECEDENT......................................................30
   9.1. Documentation.......................................................................31
   9.2. No Default..........................................................................31
   9.3. Other Loan Documents................................................................31
   9.4. No Litigation.......................................................................31
   9.5. Filings, Registrations and Recordings...............................................31
   9.6. Corporate Proceedings of Borrower...................................................31
   9.7. Incumbency Certificates of Borrower.................................................32
   9.8. Certificates........................................................................32
   9.9. Good Standing Certificates..........................................................32
   9.10.  Legal Opinion.....................................................................32
   9.11.  Fees    ..........................................................................32
   9.12.  Insurance.........................................................................32
   9.13.  Subordinated Note.................................................................32
   9.14.  Payment Instructions..............................................................32
   9.15.  Blocked Accounts..................................................................32
   9.16.  No Adverse Material Change........................................................33
   9.17.  Contract Review...................................................................33
   9.18.  Subordination Agreement...........................................................33
   9.19.  Bankruptcy Court Confirmation.....................................................33
   9.20.  Other.  33
SECTION 10.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.........................33
   10.1.  Events of Default.................................................................33
     10.1.1.     Payment of Obligations Note................................................33
     10.1.2.     Misrepresentations.........................................................33
     10.1.3.     Breach of Specific Covenants...............................................33
     10.1.4.     Breach of Other Covenants..................................................34
     10.1.5.     Default Under Security Documents/Other Agreements/Subordinated
                 Note/Subordination Agreement...............................................34
     10.1.6.     Other Defaults.............................................................34
     10.1.7.     Uninsured Losses...........................................................34
     10.1.8.     Adverse Changes............................................................34
     10.1.9.     Insolvency and Related Proceedings.........................................34
     10.1.10.    Business Disruption; Condemnation..........................................34
     10.1.11.    Change of Ownership........................................................35
     10.1.12.    ERISA......................................................................35
     10.1.13.    Challenge to Agreement.....................................................35
     10.1.14.    Criminal Forfeiture........................................................35
     10.1.15.    Judgments..................................................................35
   10.2.  Acceleration of the Obligations...................................................35
   10.3.  Other Remedies....................................................................35


   10.4.  Remedies Cumulative; No Waiver....................................................37
SECTION 11.       MISCELLANEOUS.............................................................37
   11.1.  Power of Attorney.................................................................37
   11.2.  Indemnity.........................................................................38
   11.3.  Modification of Agreement; Sale of Interest.......................................38
   11.4.  Severability......................................................................38
   11.5.  Successors and Assigns............................................................39
   11.6.  Cumulative Effect; Conflict of Terms..............................................39
   11.7.  Execution in Counterparts.........................................................39
   11.8.  Notice. ..........................................................................39
   11.9.  Lender's Consent..................................................................40
   11.10. Credit Inquiries..................................................................40
   11.11. Time of Essence...................................................................40
   11.12. Entire Agreement..................................................................40
   11.13. Interpretation....................................................................40
   11.14. GOVERNING LAW; CONSENT TO FORUM...................................................40
   11.15. WAIVERS  BY  BORROWER.............................................................41

                              *AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

        THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of this 29 day of October, 1998, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033 and WELCOME HOME, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 309-D Raleigh Street, Wilmington, North Carolina 28412. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION A.     ASSUMPTION

        Lender (successor-in-interest to Shawmut Capital Corporation) and Borrower are parties to a Loan and Security Agreement dated as of May 30, 1995 (as amended, modified and supplemented from time to time, the "Original Loan Agreement") pursuant to which Lender agreed to provide certain financial accommodations to Borrower. On January 21, 1997, Borrower filed a voluntary petition for reorganization with the United States Bankruptcy Court for the Southern District of New York (the "Court). In accordance with the terms of a Financing Order dated February 7, 1997 entered by the Court, Borrower, as a Debtor-In-Possession ("Welcome Home DIP"), entered into Amendment No. 2 to the Original Loan Agreement pursuant to which Lender agreed to provide a post-petition credit facility to Welcome Home DIP. Pursuant to the Bankruptcy Order dated September 28, 1998 (the "Confirmation Order"), the Court confirmed a plan of reorganization with respect to Welcome Home DIP. Borrower has requested that Lender provide Borrower a post-confirmation credit facility on the terms and conditions set forth in this Agreement and in connection therewith Borrower hereby (a) assumes in full the payment, discharge, satisfaction and performance of all obligations, indebtedness and liabilities of Welcome Home DIP to Lender under the Original Loan Agreement and the Other Agreements and (b) adopts all of the provisions, terms and conditions contained in the Original Loan Agreement and the Other Agreements as if the Original Loan Agreement and the Other Agreements had been entered into between Borrower and Lender.

SECTION B.     AMENDMENT AND RESTATEMENT

        As of the Closing Date, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Loan Agreement shall be deemed and hereby are amended and restated in their entirety as follows and the Original Loan Agreement shall be and hereby is consolidated with and into and superseded by this Agreement; provided, however, nothing contained in this Agreement shall impair, limit or affect in any manner whatsoever the Liens heretofore granted, pledged and/or assigned to Lender as security for Borrower's obligations under the Original Loan Agreement.

SECTION 1.

SECTION 2.     CREDIT FACILITY

        Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $15,000,000 available upon Borrower's request therefor, as follows:

        2.1.   Revolving Credit Loans.

               Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus the LC Reserve at such time and such other reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder.

               Use of Proceeds. The Revolving Credit Loans shall be used solely for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

        Letters of Credit; LC Guaranties. Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to (i) issue its, or cause to be issued its Affiliate's, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit and letters of credit issued for Borrower's account by other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed), provided that the LC Amount at any time shall not exceed $500,000. No Letter of Credit or LC Guarantee may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

               Request for Letter of Credit. Borrower may request Lender to issue or cause to be issued by Bank (or such other financial institution as may be acceptable to Lender) a Letter of Credit by delivering to Lender the applicable commercial letter of credit application (the "Letter of Credit Application"), completed to the reasonable satisfaction of Lender and such other certificates, documents and other papers and information as Lender may reasonably request.

               Description of Letters of Credit. Each Letter of Credit shall, among other things, (i) provide for the payment of sight or time drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date occurring not later than the earlier of (1) the last day of the Original Term or any Renewal Term or (2) 12 months after such Letter of Credit's date of issuance. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

               Indemnification. In connection with the issuance or creation of the LC Guaranties and any Letter of Credit, Borrower hereby indemnifies, saves and holds Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with the LC Guaranties and any Letter of Credit to be issued or created for Borrower except to the extent any loss, cost, expense or liability is attributable to Lender's or the Issuing Bank's gross (not mere) negligence or willful misconduct or that of its correspondents. Borrower shall be bound by Lender's or any Issuing Bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from Borrower's own, and neither Lender, nor the Issuing Bank, nor any of its correspondents shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the LC Guaranties or any Letter of Credit of any modifications, amendments or supplements thereto or in creating or paying any Letter of Credit or the LC Guaranties, except for Lender's gross (not mere) negligence or willful misconduct or that of its correspondents.

               Lender's Instructions. Borrower shall authorize and direct Bank or any other bank or financial institution which issues a Letter of Credit (an "Issuing Bank") to name Borrower as the "Account Party" therein and to deliver to Lender, with a copy to Borrower, all instruments, documents, and other writings and property received by the Issuing Bank pursuant to the Letter of Credit or in connection with any acceptance and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the Letter of Credit Application therefor or any acceptance thereof.

               Disbursements. Lender will notify Borrower promptly of any demand for payment under the LC Guaranties and the presentment for payment under a Letter of Credit, following receipt by it of notification from the Issuing Bank of such presentment, together with notice of the date such payment was made. All disbursements shall be deemed irrevocably to be a request by Borrower for a Revolving Credit Loan on the date such disbursement was made.

               Reimbursement Obligation. Borrower's obligation to reimburse Lender under subsection 1.2.5 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have against Lender, the Issuing Bank or the beneficiary of the Letter of Credit, including, without limitation, any defense based upon any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement or payment by the Issuing Bank under the Letter of Credit ("Bank Payment") to conform to the terms of the Letter of Credit (if, in the Issuing Bank's good faith opinion such disbursement or Bank Payment is determined to be appropriate and other than as a consequence of Lender's or the Issuing Bank's gross (not mere) negligence or willful misconduct) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement or Bank Payment or the legality, validity, form, regularity or enforceability of the Letter of Credit.

               Cash Collateral. Upon the occurrence and during the continuation of any Event of Default, at the option of Lender, Borrower will pay to Lender cash in an amount equal to the undrawn face amount of the Letters of Credit. Such cash shall be held by Lender in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be maintained at a bank designated by Lender, which shall be (i) any domestic commercial bank having capital and surplus in excess of $100,000,000 or (ii) an Affiliate of Lender, if an Affiliate of Lender then maintains a presence as a bank in the United States of America, in the name of Lender as secured party, and shall be under the sole dominion and control of Lender and subject to the terms of this subsection
1.2.7. Borrower hereby pledges, and grants to Lender a security interest in, all such cash and other amounts held in the Cash Collateral Account from time to time and all earnings thereof and proceeds thereon, as security for the payment of all Obligations. Amounts in the Cash Collateral Account shall be invested in securities of the type described in clauses (iii), (iv) and (v) of the definition of Restricted Investments, and interest and earnings on the Cash Collateral Account shall be the property of Borrower but shall be held in the Cash Collateral Account as Collateral, provided that Lender shall release from the Cash Collateral Account and return to Borrower any funds remaining in the Cash Collateral Account upon satisfaction in full of the Obligations. At such time when all Events of Default shall have been cured or waived, Lender shall return any monies then remaining in the Cash Collateral Account. If at any time, and from time to time, the aggregate amount of the Cash Collateral Account exceeds the maximum liability, fixed or contingent, of Lender with respect to the aggregate face amount of all Letters of Credit then issued and outstanding, Lender shall return any excess to Borrower.

               Waiver of Liability. Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither Lender nor any Issuing Bank (except in the event of its own gross (not mere) negligence or willful misconduct) shall be responsible for:

                      (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of the Letter of Credit or any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                      (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                      (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise; or

                      (iv) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted Lender hereunder. In furtherance, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuing Bank or Lender in good faith in the absence of gross (not mere) negligence or willful misconduct, shall be binding upon Borrower and shall not put the Issuing Bank or Lender, as the case may be, under any resulting liability therefor.


SECTION 3.     INTEREST, FEES AND CHARGES

        3.1.   Interest.

               Rates of Interest. Interest shall accrue on the principal amount of Base Rate Loans outstanding at the end of each day (computed on the actual days elapsed over a year of 360 days) at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Eurodollar Loans shall bear interest on the principal amount thereof outstanding at the end of each day (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

               Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% above the interest rate otherwise applicable thereto (the "Default Rate").

               Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

        Computation of Interest and Fees. Interest, Letter of Credit and LC Guaranty fees and unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the Business Day of receipt by Lender of such items in Lender's account located at Fleet National Bank, Hartford, Connecticut, ABA #011900571, Account #936-933-7579, Reference:
Welcome Home or to such other account as Lender shall designate to Borrower in writing.

        Commitment Fee. Borrower shall pay to Lender a commitment fee of $50,000, which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder.

        Letter of Credit and LC Guaranty Fees. Borrower shall pay to Lender for Letters of Credit and LC Guaranties of Letters of Credit, 2.25% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

        Unused Line Fee. Borrower shall pay to Lender a fee equal to .25% per annum of the average monthly amount by which the Total Credit Facility exceeds the sum of the outstanding principal balance of the Revolving Credit Loans plus the LC Amount. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

        Audit and Appraisal Fees. Borrower shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Audit fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

        Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender or any Participating Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans constituting Base Rate Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

        3.8.   Bank Charges.
  Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, of proceeds of Loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.


SECTION 4.     LOAN ADMINISTRATION

        Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

               4.1.1. Loan Requests.
  A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 1:00 p.m. New York time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

               Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

               Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

               Eurodollar Loans. Notwithstanding the provisions of Section 3.1.1, in the event Borrower desires to obtain a Eurodollar Loan, Borrower shall give Lender prior written irrevocable notice no later than 12:00 noon New York time on the 3rd Business Day prior to the requested borrowing date specifying
(i) its election to obtain a Eurodollar Loan, (ii) the date of the proposed borrowing (which shall be a Business Day) and (iii) the amount to be borrowed, which amount shall be in a minimum amount of $500,000 and may increase in integral multiples of $100,000. In no event shall Borrower be permitted to have outstanding at any one time Eurodollar Loans with more than 5 different Interest Periods.

               Interest Periods. Each interest period of a Eurodollar Loan shall commence on the date such Eurodollar Loan is made and shall end on the date which is 1 month, 2 months, 3 months or 6 months later, as may then be requested by Borrower ("Interest Period") provided that:

                             (i) any Interest Period which would otherwise end
                      on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is the Bank's custom in the market to which such Eurodollar Loan relates;

                             (ii) there remains a minimum of 1 month in the
                      Original Term (or if this Agreement has been renewed, in the then applicable Renewal Term);

                             (iii) all Interest Periods of the same duration
                      which commence on the same date shall end on the same date;

                             (iv) each Interest Period which commences before,
                      and would
                      otherwise end after the last day of the Original or any Renewal Term shall end on the last day of the Original or any Renewal Term.

               Conversion of Base Rate Loans. Provided that no Event of Default has occurred which is then continuing, Borrower may, on any Business Day, convert any Base Rate Loan into a Eurodollar Loan. If Borrower desires to convert a Base Rate Loan, Borrower shall give Lender not less than 3 Business Days' prior written notice (prior to 12:00 noon New York time on such Business
Day), specifying the date of such conversion and the amount to be converted. Each conversion into or conversion of a Eurodollar Loan shall be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000 in excess thereof. After giving effect to any conversion of Base Rate Loans to Eurodollar Loans, Borrower shall not be permitted to have outstanding at any one time Eurodollar Loans with more than 5 different Interest Periods.

               Continuation of Eurodollar Loans. Borrower shall have the right on 3 Business Days' prior irrevocable written notice given to Lender by Borrower to (i) subject to the provisions of Section 3.1.8, continue any Eurodollar Loan into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                             (i) in the case of a continuation of less than all
                      Eurodollar Loans, the Eurodollar Loans continued shall each be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000 in excess thereof;

                             (ii) accrued interest on a Eurodollar Loan (or
                      portion thereof) being continued shall be paid by Borrower at the time of continuation; and

                             (iii) no Eurodollar Loan (or portion thereof) may
                      be continued as a Eurodollar Loan if an Event of Default has occurred which is then continuing or if, after giving effect to such continuation, Borrower shall have outstanding more than 3 separate Eurodollar Loans in the aggregate.

        If Borrower shall fail to give timely notice of its election to continue any Eurodollar Loan or portion thereof as provided above, or if such continuation shall not be permitted, such Eurodollar Loan or portion thereof, unless such Loan shall be repaid, shall automatically be converted into a Base Rate Loan at the end of the Interest Period then in effect with respect to such Eurodollar Loan.

               Prepayment of Eurodollar Loans. Subject to the provisions of subsection 3.1.9 and Section 4.2, Borrower may prepay any Loan in whole at any time or in part from time to time, without premium or penalty provided that a Eurodollar Loan not prepaid on the last Business Day of the then current Interest Period with respect thereto shall be subject to Section 3.1.9. Borrower shall specify the date of prepayment of Loans which are Eurodollar Loans and the amount of Eurodollar Loans to be prepaid. In the event that any prepayment of a Eurodollar

Loan is made on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Lender therefor in accordance with subsection 3.1.9 hereof.

               Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any default by Borrower in the payment of the principal of or interest on any Eurodollar Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Loan after notice thereof has been given, including (but not limited to) any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, and any other loss or expense incurred by Lender by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue, convert into or maintain, a Eurodollar Loan.

               Inability to Make Eurodollar Loans. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection 3.1.10, the term "Lender" shall include Lender and the office or branch where Lender or any corporation or bank controlling Lender makes or maintains any Eurodollar Loans) to make or maintain its Eurodollar Loans, or if with respect to any Interest Period, Lender is unable to determine the Eurodollar Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the London Eurodollar interbank market make it, in the reasonable judgment of Lender, impracticable, to fund therein any of the Eurodollar Loans or make the projected Eurodollar Rate unreflective of the actual costs of funds therefor to Lender, the obligation of Lender to make Eurodollar Loans hereunder shall forthwith be suspended during the pendency of such circumstances and Borrower shall, if any affected Eurodollar Loans are then outstanding, promptly upon request from Lender, convert such affected Eurodollar Loans into Base Rate Loans.

        Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

               Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance.

               Interest. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or
(iii) termination of this Agreement pursuant to Section 4 hereof.

               Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

               Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

        Prepayments of Additional Availability Amount. Borrower shall be permitted to prepay the outstanding amount of the Loans in connection with a permanent reduction of the Additional Availability Amount, so long as (a) Availability plus the amount of such payment shall not be less than $2,000,000 immediately after giving effect to and for the thirty consecutive day period immediately preceding the making of such payment and (b) no Default or Event of Default shall be in existence at the time of and immediately after giving effect to each such payment, in an amount not to exceed 50% of Excess Cash Flow for each Fiscal Year commencing with the Fiscal Year ending December 31, 1999. Any such prepayment shall be made not later than 150 days after the end of each Fiscal Year and shall be applied to permanently reduce the Additional Availability Amount.

        Application of Payments and Collections. All items of payment received by Lender by 1:00 P.M., New York time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 1:00 P.M., New York time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection
6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied against the Obligations except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

        All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

        Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

        Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

        Increased Costs. In the event that any change, after the date of this Agreement, in any applicable law or treaty, or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other regulatory authority, shall:

                      (i) (1) subject Lender to any tax with respect to this
               Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                      (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable Eurodollar Rate), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                      (iii) impose on Lender or the London interbank eurodollar
               market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any such case, Borrower shall promptly pay Lender, upon its demand and certification not later than 60 days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, to the extent Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate. An officer of Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If Lender claims any additional cost or reduced amount pursuant to this
Section 3.8, then Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of Lender, be otherwise disadvantageous to Lender.

        Basis For Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that:

                      (i) reasonable means do not exist for ascertaining the
               Eurodollar Rate for any Interest Period; or

                      (ii) Dollar deposits in the relevant amount and for the
               relevant maturity are not available in the London interbank eurodollar market with respect to a proposed Eurodollar Loan, or a proposed conversion of a Base Rate Loan into a Eurodollar Loan;

Lender shall give Borrower prompt written, telephonic or telegraphic notice of the determination of such effect. If such notice is given, (i) any such requested Eurodollar Loan shall be made as a Base Rate Loan, unless Borrower shall notify Lender no later than 12:00 noon (New York time) 3 Business Days prior to the date of such proposed borrowing, that the request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Loan, and (ii) any Base Rate Loan which was to have been converted to an affected type of Eurodollar Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower shall notify Lender, no later than 12:00 noon (New York time) 3 Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Loan.

        Capital Adequacy. In the event that Lender shall have determined that any applicable law or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, upon written demand (which demand shall be accompanied by a certification demonstrating the calculation of such amounts in reasonable detail) by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.10 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law or condition.

               Certificate. A certificate of an officer of Lender setting forth such amount or amounts as shall be necessary to compensate Lender pursuant to
Section 3.10 hereof and the reasons therefor when delivered to Borrower shall be conclusive absent manifest error.


SECTION 5.     TERM AND TERMINATION

        Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of 5 years from the date hereof, through and including October 29, 2003 (the "Original Term"), and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 4.2 hereof.

        5.2.   Termination.

               Termination by Lender. Upon at least 90 days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

               Termination by Borrower. Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

               Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the

Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.


SECTION 6.     SECURITY INTERESTS

        Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest and Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                      (i)    Accounts;

                      (ii)   Inventory;

                      (iii)  Equipment;

                      (iv)   General Intangibles;

                      (v)    All Investment Property (as defined in the Code);

                      (vi) All monies and other Property of any kind now or at
               any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                      (vii) All accessions to, substitutions for and all
               replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                      (viii) All books and records (including, without
               limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

        Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.


SECTION 7.     COLLATERAL ADMINISTRATION

        7.1.   General.

               Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Exhibit 6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof. Borrower may update Exhibit 6.1.1 from time to time to add additional locations in the continental United States by giving Lender 15 days prior written notice thereof and executing such additional UCC-1 financing statements and taking such other actions as Lender may reasonably request to perfect and protect its security interest on Collateral situated at such locations.

               Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

               Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

        7.2.   Administration of Accounts.

               7.2.1. Records of Accounts.

               Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall, upon Lender's request therefor, submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender.

               Intentionally Deleted.

               Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however, that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

               Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

               Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

               Collection of Accounts, Proceeds of Collateral. All proceeds of Collateral received by Borrower, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

        7.3.   Administration of Inventory.
  Borrower shall keep accurate and complete records of its inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each week, not later than Wednesday of such week. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

        7.4.   Administration of Equipment.

               Records and Schedules of Equipment. Borrower shall use its reasonable efforts to keep accurate records itemizing and describing the kind, quantity and value of its Equipment and all dispositions made in accordance with subsection 6.4.2 hereof, and upon Lender's request therefor shall furnish Lender with a current schedule containing the foregoing information.

               Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, provided, that, all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

        Payment of Charges. All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans constituting Base Rate Loans from time to time.


SECTION 8.     REPRESENTATIONS AND WARRANTIES

        General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

               Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

               Corporate Power and Authority. Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

               Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms.

               Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit 7.1.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

               Corporate Names. Neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

               Business Locations; Agent for Process. Each of Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Exhibit 7.1.6 hereto. Except as shown on Exhibit 7.1.6, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

               Title to Properties; Priority of Liens. Except as set forth on
Exhibit 7.1.7, each of Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

               Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                      (i) It is genuine and in all respects what it purports to
               be, and it is not evidenced by a judgment;

                      (ii) It arises out of a completed, bona fide sale and
               delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                      (iii) Such Account, and Lender's security interest
               therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason; and

                      (iv) Borrower has made no agreement with any Account
               Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto.

               Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted.

               8.1.10.Financial Statements; Fiscal Year.

                      (a) The balance sheets of Borrower as of December 31, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of Borrower at such dates and the results of Borrower's operations for such periods. Since July 31, 1998, there has been no material change in the condition, financial or otherwise, of Borrower and no change in the aggregate value of Equipment and real Property owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

                      (b) The twelve-month cash flow projections of Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 7.1.10(c) (the "Closing Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

               Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement or the other Loan Documents.

               Solvent Financial Condition. Each of Borrower and its Subsidiaries is now and, after giving effect to the Loans to be made and the Letters of Credit and LC Guaranties to be issued hereunder, at all times will be, Solvent.

               Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

               Taxes. Borrower's federal tax identification number is 56-1379322. The federal tax identification number of each of Borrower's Subsidiaries is shown on Exhibit 7.1.14 hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

               Brokers. Except as set forth on Exhibit 7.1.15, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

               8.1.16.Patents, Trademarks, Copyrights and Licenses.
  Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit
7.1.16 hereto.

               8.1.17.Governmental Consents.
  Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

               Compliance with Laws. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.

               8.1.19.Restrictions.
Except as expressly set forth in the Plan of Reorganization, neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

               Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

               No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

               Leases. Exhibit 7.1.22(A) hereto is a complete listing of all capitalized leases of Borrower and its Subsidiaries and Exhibit 7.1.22(B) hereto is a complete listing of all operating leases of Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

               Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

               Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and except as expressly set forth in the Plan of Reorganization, there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

               Labor Relations. Except as described on Exhibit 7.1.25 hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

               Delivery of Subordinated Note. Lender has received a complete copy of the Subordinated Note and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. The Subordinated Note has not been amended or supplemented, no default has occurred thereunder nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lender. The transactions contemplated by the Subordinated Note have been consummated on the terms and conditions set forth therein and in accordance with all applicable law.

        Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

        Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.


SECTION 9.     COVENANTS AND CONTINUING AGREEMENTS

        Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

               Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

               Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

               Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                      (i) not later than 120 days after the close of each fiscal year of Borrower, unqualified audited Financial Statements of Borrower as of the end of such year which shall provide comparisons to the financial statements for the immediately preceding fiscal year, certified by Ernst & Young LLP or such other independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                      (ii) not later than 30 days after the end of each month
               hereafter, including the last month of Borrower's fiscal year, unaudited interim balance sheets, statements of income and stockholders' equity and cash flow of Borrower as of the end of such month which shall provide comparisons to the financial statements for the immediately preceding month and of the portion of Borrower's financial year then elapsed certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                      (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                      (iv) promptly after the filing thereof, copies of any
               annual report to be filed with the Pension Benefit Guaranty Corporation (the "PBGC") or ERISA in connection with each Plan; and

                      (v) such other data and information (financial and
               otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

               Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of

Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Borrower.

               Landlord and Storage Agreements.Immediately upon (a) Lender's request therefor with respect to premises utilized by Borrower on or prior to the Closing Date and (b) Borrower's entering into any lease or warehouse agreement with respect to any additional premises utilized by Borrower after the Closing Date (each, an "Additional Location"), provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory and/or Equipment may, from time to time, be kept. With respect to each Additional Location, Borrower shall use its best efforts to cause the landlord or warehouseman, as applicable, of each such location to deliver to Lender, prior to Borrower's entering into any lease or warehouse agreement with respect to such Additional Location, a landlord waiver or warehouseman's waiver, as applicable, acceptable in all respects to Lender.

               Projections. No later than 30 days after to the end of each fiscal year of Borrower, deliver to Lender, Projections of Borrower for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month.

               9.1.6.

Recordkeeping. Maintain at all times a perpetual inventory tracking system which tracks Borrower's inventory by unit designation, price point and location, such system to be satisfactory to Lender.

               9.1.8. Borrowing Base Certificate.
  Deliver to Lender on Wednesday of each week a fully completed Borrowing Base Certificate as for the last day of the immediately preceding week, in form and substance satisfactory to Lender.

               9.1.9. Business and Collateral Locations.
Deliver to Lender on the last day of each December, March, June and September during the term of this Agreement a schedule of all of Borrower's business and Collateral locations.

        Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

               Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

               Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

               Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                      (i) Obligations owing to Lender;

                      (ii) Subordinated Debt as evidenced by the Subordinated
               Note as in effect on the date of this Agreement;

                      (iii) Indebtedness of any Subsidiary of Borrower to
               Borrower;

                      (iv) accounts payable to trade creditors and current
               operating expenses (other than for Money Borrowed) which are not aged more than 360 days from billing date or more than 45 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

                      (v) Obligations to make lease payments pursuant to the
               terms of any lease to which Borrower or any Subsidiary of Borrower is a party;

                      (vi)   Permitted Purchase Money Indebtedness;

                      (vii) contingent liabilities arising out of endorsements
               of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                      (viii) Indebtedness not included in paragraphs (i) through
               (vii) above which does not exceed at any time, in the aggregate, the sum of $100,000

               Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

               Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                      (i) Liens at any time granted in favor of Lender;

                      (ii) Liens for taxes (excluding any Lien imposed pursuant
               to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                      (iii) Liens arising in the ordinary course of Borrower's
               business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not (1) have any effect on the priority of the Liens in favor of Lender and (2) in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                      (iv) Purchase Money Liens securing Permitted Purchase
               Money Indebtedness;

                      (v) Liens securing Indebtedness of one of Borrower's
               Subsidiaries to Borrower or another such Subsidiary;

                      (vi) any interest of a lessor under any lease entered into by Borrower in the ordinary course of its business, which such interest covers only the assets so leased;

                      (vii) such other Liens as appear on Exhibit 8.2.5 hereto;
               and

                      (viii) such other Liens as Lender may hereafter approve in writing.

               Subordinated Debt. Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt; provided, however, so long as no Default or Event of Default shall then be in existence, Borrower shall be permitted to make (a) regularly scheduled payments of interest as set forth on the Closing Date in the Subordinated Note and (b) on and after January 1, 2000, regularly scheduled payments of principal as set forth on the Closing Date in the Subordinated Note.

               Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, except purchases, not to exceed an aggregate amount at any time in excess of $100,000, of Borrower's capital stock from Borrower's terminated officers, provided that at the time of and immediately after giving effect to each such purchase no Event of Default shall have occurred and be continuing.

               Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which are not made on fair and reasonable terms and which are not reasonably related to the business conducted or proposed to be conducted by Borrower.

               Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement.

               Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

               Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

               Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

               Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

        Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

               Minimum Net Worth. Maintain at all times a Minimum Net Worth during the periods set forth below of at least the amount set forth below opposite the applicable period:

               Period                                         Amount
               ------                                         ------

               Closing Date - November 30, 1998                    $ 0

               December 1, 1998 - December 31, 1998         $2,000,000

               January 1, 1999 - March 31, 1999             $1,000,000

               April 1, 1999 - September 30, 1999            $ 750,000

               October 1, 1999 - November 30, 1999          $1,000,000

               December 1, 1999 - December 31, 1999         $3,000,000

               January 1, 2000 - November 30, 2000          $2,000,000

               December 1, 2000 - December 31, 2000         $4,000,000

               January 1, 2001 - November 30, 2001          $3,000,000

               December 1, 2001 - December 31, 2001         $5,000,000

               January 1, 2002 - November 30, 2002          $4,000,000

               December 1, 2002 - December 31, 2002         $6,000,000

               January 1, 2003 and at all times thereafter  $5,000,000


               Leverage Ratio. Maintain a Leverage Ratio at the end of each Fiscal Quarter with respect to the four (4) Fiscal Quarters then ended of not greater than (a) 3:00 to 1:00 for the three months ending December 31, 1998, (b) 3:00 to 1:00 for the six months ending March 31, 1999, (c) 4:00 to 1:00 for the nine months ending June 30, 1999, (d) 4:25 to 1:00 for the twelve months ending September 30, 1999 and (e) 3:00 to 1:00 for each Fiscal Quarter ending after September 30, 1999; provided, however, with respect to all Fiscal Quarters ending prior to September 30, 1999, solely for purposes of determining the Leverage Ratio under this subsection 8.3.2, EBITDA shall be calculated on an annualized cumulative basis through the applicable Fiscal Quarter end.

               Cash Flow.Maintain Cash Flow of not less than (a) $2,000,000 for the three months ending December 31, 1998, (b) $1,000,000 for the six months ending March 31, 1999, (c) $500,000 for the nine months ending June 30, 1999,
(d) $500,000 for the twelve months ended September 30, 1999 and (e) $500,000 for each fiscal quarter ending after September 30, 1999 (calculated in each case on a rolling twelve month basis). In the event Borrower makes any payments under the Subordinated Note in accordance with the terms of subsection 8.2.6 hereof ("Permitted Subordinated Debt Payments"), then, solely for purposes of calculating Cash Flow under this subsection 8.3.3, the Permitted Subordinated Debt Payments actually made during any period shall be included as an addition item in the calculation of Cash Flow for such period.


SECTION 10.    CONDITIONS PRECEDENT

        Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

        Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

        No Default.  No Default or Event of Default shall exist.

        Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

        No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement, the Subordinated Note or the consummation of the transactions contemplated hereby or thereby. In addition, (i) no litigation, investigation or proceeding before or by any arbitrator or governmental body shall be continuing or threatened against Borrower or against the officers or directors of Borrower which if adversely determined, could, in the reasonable opinion of Lender, have a Material Adverse Effect on Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions shall have been issued by any governmental body.

        Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

        Corporate Proceedings of Borrower. Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement and all other Loan Documents (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral, in each case certified by an authorized officer of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

        Incumbency Certificates of Borrower. Lender shall have received a certificate of an authorized officer of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement or any other Loan Document, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such authorized officer.

        Certificates. Lender shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by an authorized officer of Borrower.

        Good Standing Certificates. Lender shall have received good standing certificates for Borrower dated not more than 30 days prior to the Closing, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification.

        Legal Opinion. Lender shall have received the executed legal opinion of Butler, Fitzgerald & Potter in form and substance satisfactory to Lender, each of which shall cover such matters incident to the transactions contemplated by this Agreement and related agreements as Lender may reasonably require.

        Fees. Lender shall have received all fees payable to Lender on or prior to the Closing Date pursuant to this Agreement.

        Insurance. Lender shall have received in form and substance satisfactory to Lender certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured.

        Subordinated Note. Lender shall have received in form and substance satisfactory to Lender a final executed copy of the Subordinated Note, and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation shall be consummated concurrently with the making of the initial Loans.

        Payment Instructions. Lender shall have received written instructions from Borrower directing the application of proceeds of the initial Revolving Credit Loans made pursuant to this Agreement.

        Blocked Accounts. Lender shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral.

        No Adverse Material Change. (i) Since July 31, 1998, there shall have occurred (x) no material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower, (y) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) no event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on Borrower and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect.

        Contract Review. Lender shall have reviewed all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all material respects to Lender.

        Subordination Agreement. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of the Subordination Agreement.

        10.19. Bankruptcy Court Confirmation.
Lender shall have received, in form and substance satisfactory to Lender and its counsel, the final and non-appealable Confirmation Order which shall have been entered by the Court.

        Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Lender and its counsel.


SECTION 11.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

        Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

               Payment of Obligations Note. Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

               Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

               Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1.1, 6.2, 8.1.1, 8.1.3, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

               Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

               Default Under Security Documents/Other Agreements/Subordinated Note/Subordination Agreement. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, the Other Agreements, the Subordinated Note or the Subordination Agreement and such default shall continue beyond any applicable grace period.

               Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) having an aggregate outstanding principal balance in excess of $100,000 (the "Basket") if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made; provided, however, notwithstanding the Basket, any default or event of default in respect of the Subordinated Debt shall constitute an Event of Default hereunder.

               Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

               Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower.

               Insolvency and Related Proceedings. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 30 days), or Borrower or shall make any offer of settlement, extension or composition to its respective unsecured creditors generally.

               Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower, or any Subsidiary of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower or any Subsidiary of Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or such Subsidiary which is necessary to the continued or lawful operation of its business; or Borrower or any Subsidiary of Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or any Subsidiary of Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

               Change of Ownership. At any time, any Person other than Jordan Industries, singly or together with the Affiliates of Jordan Industries, shall own or control, beneficially or of record, more than fifty percent (50%) of the issued and outstanding capital stock of Borrower.

               ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower or any Subsidiary of Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's or such Subsidiary's complete or partial withdrawal from such Plan.

               Challenge to Agreement. Borrower or any Subsidiary of Borrower, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

               Criminal Forfeiture. Borrower or any Subsidiary of Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower or any Subsidiary of Borrower.

               Judgments. Any money judgment, writ of attachment or similar process is filed against Borrower or any Subsidiary of Borrower or any of their respective Property if the aggregate outstanding amount thereof is in excess of $100,000.

        Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

        Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

               10.3.1.All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

               10.3.2.The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

               10.3.3.The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing five (5) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

               10.3.4.Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

               10.3.5.Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

        Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.


SECTION 12.    MISCELLANEOUS

        Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

               11.1.1.At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

               11.1.2.At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

        Indemnity. Borrower hereby indemnifies Lender and holds Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

        Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee.

        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

        Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same agreement.

        Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

               If to Lender:           FLEET CAPITAL CORPORATION
                                       200 Glastonbury Boulevard
                                       Glastonbury, Connecticut 06033
                                       Attention: Northeast Loan Administrator
                                       Facsimile No: (860) 657-7759

               With a copy to:         HAHN & HESSEN LLP
                                       350 Fifth Avenue
                                       New York, New York 10118
                                       Attention: Daniel J. Krauss, Esq.
                                       Facsimile No: (212) 594-7167

               If to Borrower:         WELCOME HOME, INC.
                                       309-D Raleigh Street
                                       Wilmington, North Carolina 28412

                                       Attention: Chief Financial Officer
                                       Facsimile No: (910) 791-4945

               With copies to:         Butler, Fitzgerald & Potter P.C.
                                       1155 Avenue of the Americas
                                       New York, New York 10036
                                       Attention: Raymond Fitzgerald, Esq.
                                       Facsimile No: (212) 302-4988

               and                     JORDAN INDUSTRIES, INC.
                                       1751 Lake Cook Road
                                       Deerfield, Illinois 60015
                                       Attention:    Gordon Nelson
                                       Facsimile No: (847) 267-3470

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

        Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

        Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

        Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

        12.12. Entire Agreement.
  This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

        12.13. Interpretation.
  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS

BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

        WAIVERS BY BORROWER. BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING

OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE
COLLATERAL: (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        IN WITNESS WHEREOF, this Agreement has been duly executed in New York, New York, on the day and year specified at the beginning of this Agreement.


ATTEST:                             WELCOME HOME, INC.
                                            ("Borrower")

_______________________________     By:__________________________
Title                               Name:________________________
[CORPORATE SEAL]                    Title:_______________________


                                    ACCEPTED IN NEW YORK, NEW YORK:

                                    FLEET CAPITAL CORPORATION
                                    ("Lender")


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                               GENERAL DEFINITIONS

        When used in the Amended and Restated Loan and Security Agreement dated as of October 29, 1998, by and between Fleet Capital Corporation ("Lender") and Welcome Home, Inc. ("Borrower"), the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        Account Debtor - any Person who is or may become obligated under or on account of an Account.

        Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

        Additional Availability Amount - $2,000,000, subject to reduction in accordance with the terms of Section 3.3 of the Agreement.

        Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower and its Subsidiaries on a Consolidated basis, as reflected on the Consolidated financial statement of Borrower and its Subsidiaries supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

               (i)    any gain or loss arising from the sale of capital assets;

               (ii)   any gain arising from any write-up of assets;

               (iii) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

               (iv) earnings of any corporation or Person, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation or Person prior to the date of such acquisition;

               (v) net earnings of any business entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

               (vi) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

               (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

               (viii) any gain arising from the acquisition of any Securities of Borrower; and

               (ix) any gain or non cash loss arising from extraordinary or non-recurring items.

        Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

        Agreement - the Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

        Applicable Margin - on the Closing Date the rate per annum set forth under the relevant column heading below:

                      Base Rate Loans                     Eurodollar Loans
                      ---------------                     ----------------

                      1.25%                               3.25%

provided that following delivery to Agent of Borrower's Financial Statements (commencing with Borrower's Financial Statements for the 1999 Fiscal Year), the Applicable Margin shall be subject to change as of the day Lender receives such Financial Statements based upon the Fixed Charge Coverage Ratio for the Fiscal Year then ended (so long as (i) such Financial Statements are delivered on or before the Required Delivery Date therefor and (ii) no Event of Default shall have occurred and be continuing) to the rates set forth below under the relevant column heading:

Fixed Charge Coverage Ratio             Eurodollar Loans    Base Rate Loans
---------------------------             ----------------    ---------------

Less than 2.00 to 1.00                       3.25%               1.25%
Greater than or equal to 2.00 to 1.00        3.00%               1.00%
but less than 2.25 to 1.00
Greater than or equal to 2.25 to 1.00        2.75%               0.75%
but less than 2.25 to 1.00
Greater than or equal to 2.50 to 1.00        2.50%               0.50%
but less than 2.75 to 1.00
Greater than 2.75 to 1.00                    2.25%               0.25%

        Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which

Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

        Bank - Fleet National Bank.

        Bank Payment - as defined in Section 1.2.6 of the Agreement.

        Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

        Base Rate Loans - any Loans bearing interest computed by reference to the Base Rate.

        Borrower - Welcome Home, Inc., a Delaware corporation.

        Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (i)    $15,000,000; or

               (ii)   an amount equal to:

                      (a) 65%, of the value of Eligible Inventory calculated on
               the basis of the lower of cost or market on a first-in, first-out basis;

                      PLUS

                      (b)    the Additional Availability Amount;

                      PLUS

                      (c)    the Special Advance Amount.

        Borrowing Base Certificate - means the form of certificate supplied to Lender by Borrower and used by Borrower to request Loans, a copy of the present form of which is annexed as Exhibit B.

        Business Day - means, with respect to Eurodollar Loans, any day on which commercial banks are open for domestic and international business including dealings in Dollar deposits in London, England and New York, New York and with respect to all other Loans, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of

New York or is a day on which banking institutions located in such state are closed.

        Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

        Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

        Cash Collateral Account - as defined in subsection 1.2.7 of the Agreement.

        Cash Flow - for any fiscal period, means (i) EBITDA minus (ii) non-financed Capital Expenditures for such period minus (iii) the sum of the aggregate payments of regularly schedule principal with respect to Indebtedness for Money Borrowed (other than the Revolving Credit Loans) made during such period minus (iv) Borrower's interest expense for such period and minus (v) cash taxes paid by Borrower during such period..

        Closing Date - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

        Closing Projections - as defined in subsection 7.1.10(c) of the Agreement.

        Code - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

        Collateral - all of the Property and interests in Property described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

        Confirmation Order - as defined in Section A of the Agreement.

        Court - as defined in Section A of the Agreement.

        Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

        Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

        Default Rate - as defined in subsection 2.1.2 of the Agreement.

        Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

        Dollar - and the sign $ shall mean lawful money of the United States of America.

        Dominion Account - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

        EBIT - with respect to any fiscal period, the sum of Adjusted Net Earnings From Operations before interest expense and taxes for said period as determined in accordance with GAAP.

        EBITDA - with respect to any fiscal period, the sum of Adjusted Net Earnings From Operations before interest expense, taxes, depreciation and amortization for said period as determined in accordance with GAAP.

        Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies) which Lender, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

               (i) it is not raw material, finished goods, or work-in-process that is, in Lender's opinion, readily marketable in its current form; or

               (ii)   it is not in good, new and saleable condition; or

               (iii)  it is slow-moving, obsolete or unmerchantable; or

               (iv) it does not meet all standards imposed by any governmental agency or authority; or

               (v) it does not conform in all respects to the warranties and representations set forth in the Agreement; or

               (vi) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

               (vii) it is not situated at a location in compliance with the Agreement or is in transit.

        Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

        Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

        ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

        Eurodollar Loan - any Loan bearing interest computed by reference to the Eurodollar Rate.

        Eurodollar Rate - for any Eurodollar Loan, for the then current Interest Period relating thereto, the rate per annum equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is 2 Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

        Event of Default - as defined in Section 10.1 of the Agreement.

        Excess Cash Flow - with respect to any fiscal period of Borrower, the amount derived by adding to Adjusted Net Earnings From Operations for such fiscal period depreciation and amortization for such fiscal period and subtracting from such sum regularly scheduled payments of principal on Indebtedness for Money Borrowed and Capital Expenditures which are not financed for such fiscal period.

        Financial Statement - the audited balance sheets, statements of income and stockholder's equity and cash flow of Borrower for each Fiscal Year.

        Fiscal Quarter - each quarterly accounting period during any Fiscal
Year.

        Fiscal Year - the 12 month accounting period commencing January 1 and ending December 31 of each year.

        Fixed Charge Coverage Ratio - for any period, the ratio of (i) (A) EBITDA of Borrower on a Consolidated Basis for such period minus (B) actual unfinanced Capital Expenditures of Borrower during such period minus (C) cash taxes actually paid during such period to (ii) the sum of the aggregate of payments of interest and regularly scheduled principal with respect to

Indebtedness for Money Borrowed (other than the Revolving Credit Loans) made during such period.

        GAAP - generally accepted account principles in the United States of America in effect from time to time.

        General Intangibles - all personal property of Borrower (including things in action other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower.

        Indebtedness - as applied to a Person means, without duplication

               (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

               (ii) all obligations of other Persons which such Person has guaranteed,

               (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

               (iv) in the case of Borrower (without duplication), the Obligations.

        Interest Period - as defined in subsection 3.1.5 of the Agreement.

        Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

        Issuing Bank - as defined in Section 1.2.4 of the Agreement.

        Jordan Industries - Jordan Industries, Inc., an Illinois corporation having an office located at Arbor Lake Center, Suite 500, 1751 Lake Cook Road, Deerfield, Illinois 60015.

        LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

        LC Reserve - at any time, the sum of (i) 35% of the aggregate undrawn face amount of all documentary Letters of Credit and LC Guaranties in respect of documentary Letters of Credit then outstanding, plus (ii) 100% of the aggregate undrawn face amount of all standby Letters of Credit and LC Guaranties in respect of standby Letters of Credit then outstanding.

        LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

        Lender - the meaning ascribed to such term in the Preamble to the Agreement and shall include each person which is a transferee, successor or assign of Lender.

        Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

        Letter of Credit Application - as defined in Section 1.2.1 of the Agreement.

        Leverage Ratio - for any period, the ratio of (i) Senior Debt to (ii) EBITDA for such period.

        LIBOR - for any Eurodollar Loan for the then current Interest Period, the rate of interest equal to the average (rounded upwards, if necessary to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Bank in the London interbank eurodollar market as at or about 2:00 P.M. New York time 2 Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Eurodollar Loan for a period approximately equal to such Interest Period.

        Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

        Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

        Loan Documents - the Agreement, the Other Agreements and the Security Documents.

        Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

        Material Adverse Effect - any material adverse effect on the business, properties or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole.

        Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

        Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

        Net Worth - at a particular date, all amounts which would be included under shareholders' equity (including preferred stock whether or not categorized as part of shareholders' equity in accordance with GAAP) on a balance sheet of Borrower determined in accordance with GAAP as at such date.

        Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

        Original Loan Agreement - as defined in Section A to the Agreement.

        Original Term - as defined in Section 4.1 of the Agreement.

        Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

        Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus the LC Amount exceeds the Borrowing Base.

        Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

        PBGC - as defined in subsection 8.1.3(iv) of the Agreement.

        Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

        Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $500,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

        Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

        Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

        Plan of Reorganization - the Second Amended Plan of Reorganization of Welcome Home, Inc. and Jordan Industries, Inc., dated September 28, 1998 filed with the United States Bankruptcy Court for the Southern District of New York in Case Number 97-B-40370.

        Pro Forma Financial Statement as defined in subsection 7.1.10(c) of the Agreement.

        Projections - Borrower's forecasted Consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

        Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

        Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

        Renewal Terms - as defined in Section 4.1 of the Agreement.

        Required Delivery Date - each date required by Section 8.1.3(i) for delivery of an annual

Financial Statement.

        Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

        Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

               (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

               (ii)   Property to be used in the ordinary course of business;

               (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

               (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

               (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

               (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

               (vii) purchases of Borrower's capital stock from terminated officers of Borrower permitted by Section 8.2.7 of the Agreement.

        Revolving Credit Loan - a Loan made by Lender as provided in Section 2.1 of the Agreement.

        Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

        Security Documents - all instruments, documents and agreements now or at any time hereafter securing the whole or any part of the Obligations.

        Senior Debt - for any period, the then outstanding (a) Obligations plus
(b) Capitalized Lease Obligations.

        Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        Special Advance Amount - (a) $1,000,000 during the period commencing on the Closing Date and ending on December 31, 1998, (b) $1,000,000 during the period commencing on April 1, 1999 and ending on September 30, 1999, (c) $500,000 during the period commencing on October 1, 1999 and ending on December 31, 1999 and (d) $0 on and after January 1, 2000.

        Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender including, without limitation, the Indebtedness under the Subordinated Note.

        Subordinated Note - the Subordinated Note dated October __, 1998 in the principal amount of $800,000 made by Jordan Industries in favor of Borrower.

        Subordination Agreement - the Subordination Agreement dated October __, 1998 between Lender and Jordan Industries.

        Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

        Total Credit Facility - $15,000,000.

        Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        Week - the time period commencing with a Monday and ending on the following Monday.

               OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

               CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS


Exhibit B             Borrowing Base Certificate
Exhibit 6.1.1         Borrower's and each Subsidiary's Business Locations
Exhibit 7.1.1         Jurisdictions in which Borrower and each Subsidiary is
                      Authorized to do Business
Exhibit 7.1.4         Capital Structure of Borrower; Shareholders' Agreements
Exhibit 7.1.5         Corporate Names
Exhibit 7.1.6         Business Locations; Agent for Process
Exhibit 7.1.7         Title to Properties; Priority of Liens
Exhibit 7.1.10(C)     Projections
Exhibit 7.1.13        Surety Obligations
Exhibit 7.1.14        Tax Identification Numbers of Subsidiaries
Exhibit 7.1.15        Broker Fees
Exhibit 7.1.16        Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.19        Contracts Restricting Borrower's Right to Incur Debts
Exhibit 7.1.20        Litigation
Exhibit 7.1.22(A)     Capitalized Leases
Exhibit 7.1.22(B)     Operating Leases
Exhibit 7.1.23        Pension Plans
Exhibit 7.1.25        Labor Contracts
Exhibit 8.1.3         Compliance Certificate
Exhibit 8.2.5         Permitted Liens

                                    EXHIBIT B

                           BORROWING BASE CERTIFICATE

                                  EXHIBIT 6.1.1

                               BUSINESS LOCATIONS


1.      Borrower currently has the following business locations, and no others:

        Chief Executive Office:

        Other Locations:



2. Borrower maintains its books and records relating to Accounts and General Intangibles at:



3. Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:




4. Each Subsidiary currently has the following business locations, and no others:

        Chief Executive Office:

        Other Locations:



5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:



6. Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:

7. The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or one of its Subsidiaries:

================================== ======================= ========================= ====================
    Name and Address of Party      Nature of Relationship    Amount of Inventory     Owner of Inventory
---------------------------------- ----------------------- ------------------------- --------------------
---------------------------------- ----------------------- ------------------------- --------------------

---------------------------------- ----------------------- ------------------------- --------------------

---------------------------------- ----------------------- ------------------------- --------------------

================================== ======================= ========================= ====================

                                  EXHIBIT 7.1.1

                         JURISDICTIONS IN WHICH BORROWER
                              AND ITS SUBSIDIARIES
                          ARE AUTHORIZED TO DO BUSINESS


               Name of Entity                                    Jurisdictions

                                  EXHIBIT 7.1.4

                                CAPITAL STRUCTURE

1. The classes and number of authorized shares of Borrower and each Subsidiary and the record owner of such shares are as follows:

Borrower:


======================= ========================== =========================== ==========================
    Class of Stock          Number of Shares             Record Owners             Number of Shares
                         Issued and Outstanding                                 Authorized but Unissued
----------------------- -------------------------- --------------------------- --------------------------
----------------------- -------------------------- --------------------------- --------------------------

----------------------- -------------------------- --------------------------- --------------------------

----------------------- -------------------------- --------------------------- --------------------------

======================= ========================== =========================== ==========================

Subsidiaries:

======================= ========================== =========================== ==========================
    Class of Stock          Number of Shares             Record Owners             Number of Shares
                         Issued and Outstanding                                 Authorized but Unissued
----------------------- -------------------------- --------------------------- --------------------------
----------------------- -------------------------- --------------------------- --------------------------

----------------------- -------------------------- --------------------------- --------------------------

----------------------- -------------------------- --------------------------- --------------------------

======================= ========================== =========================== ==========================



2. The number, nature and holder of all other outstanding Securities of Borrower and each Subsidiary are as follows:

3. The correct name and jurisdiction of incorporation of each Subsidiary of Borrower and the percentage of its issued and outstanding shares owned by Borrower are as follows:

===================================== =================================== ===============================
                Name                    Jurisdiction of Incorporation          Percentage of Shares
                                                                                Owned by Borrower
------------------------------------- ----------------------------------- -------------------------------
------------------------------------- ----------------------------------- -------------------------------

------------------------------------- ----------------------------------- -------------------------------

===================================== =================================== ===============================


4. The name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

                                  EXHIBIT 7.1.5

                             CORPORATE NAMES/MERGERS

1. Borrower's correct corporate name, as registered with the Secretary of State of the Commonwealth of Massachusetts, is: Welcome Home, Inc.



2.      In the conduct of its business, Borrower has used the following names:



3. Each Subsidiaries' correct corporate name, as registered with the Secretary of State of the State of its incorporation, is:


4. In the conduct of its business, each Subsidiary has used the following names:


5.      Mergers:

                                  EXHIBIT 7.1.7

                     TITLE TO PROPERTIES; PRIORITY OF LIENS

                                 EXHIBIT 7.1.13

                               SURETY OBLIGATIONS

                                 EXHIBIT 7.1.14

                   TAX IDENTIFICATION NUMBERS OF SUBSIDIARIES


                      Subsidiary                                        Number
                      ----------                                        ------

                                 EXHIBIT 7.1.15

                                   BROKER FEES

                                 EXHIBIT 7.1.16

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES


1.      Borrower's and its Subsidiaries' patents:

======================= ===================== ==================== ===================== ================
                                                   Status in       Federal Registration   Registration
        Patent                 Owner             Patent Office              Number              Date
----------------------- --------------------- -------------------- --------------------- ----------------
----------------------- --------------------- -------------------- --------------------- ----------------

----------------------- --------------------- -------------------- --------------------- ----------------

======================= ===================== ==================== ===================== ================


2. Borrower's and its Subsidiaries' trademarks:


======================= ===================== ==================== ===================== ================
                                                   Status in       Federal Registration   Registration
      Trademark                Owner           Trademark Office             Number              Date
----------------------- --------------------- -------------------- --------------------- ----------------

----------------------- --------------------- -------------------- --------------------- ----------------

----------------------- --------------------- -------------------- --------------------- ----------------

======================= ===================== ==================== ===================== ================


3. Borrower's and its Subsidiaries' copyrights:


======================= ===================== ==================== ===================== ================
                                                   Status in       Federal Registration   Registration
      Copyrights               Owner           Copyright Office             Number              Date
----------------------- --------------------- -------------------- --------------------- ----------------

----------------------- --------------------- -------------------- --------------------- ----------------

----------------------- --------------------- -------------------- --------------------- ----------------

======================= ===================== ==================== ===================== ================

4. Borrower's and its Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

============================ ========================== ========================== ======================
      Name of License            Nature of License              Licensor              Term of License
---------------------------- -------------------------- -------------------------- ----------------------
---------------------------- -------------------------- -------------------------- ----------------------

---------------------------- -------------------------- -------------------------- ----------------------

============================ ========================== ========================== ======================

                                 EXHIBIT 7.1.19

              CONTRACTS RESTRICTING BORROWER'S RIGHT TO INCUR DEBTS


        Contracts that restrict the right of Borrower to incur Indebtedness:

============================ ========================== ========================== ======================
     Title of Contract          Identity of Parties       Nature of Restriction      Term of Contract
     -----------------          -------------------       ---------------------      ----------------
---------------------------- -------------------------- -------------------------- ----------------------
---------------------------- -------------------------- -------------------------- ----------------------

---------------------------- -------------------------- -------------------------- ----------------------

============================ ========================== ========================== ======================

                                 EXHIBIT 7.1.20

                                   LITIGATION


1. Actions, suits, proceedings and investigations pending against Borrower or any Subsidiary:


=========================== ========================== ========================== =======================
     Title of Action            Nature of Action          Complaining Parties        Jurisdiction or
                                                                                         Tribunal
--------------------------- -------------------------- -------------------------- -----------------------
--------------------------- -------------------------- -------------------------- -----------------------

--------------------------- -------------------------- -------------------------- -----------------------

=========================== ========================== ========================== =======================


2. The only threatened actions, suits, proceedings or investigations of which Borrower or any Subsidiary is aware are as follows:

                                EXHIBIT 7.1.22(A)

                               CAPITALIZED LEASES


Borrower and its Subsidiaries have the following capitalized leases:


============================ ========================== ========================== ======================
          Lessee                      Lessor                  Term of Lease          Property Covered
---------------------------- -------------------------- -------------------------- ----------------------
---------------------------- -------------------------- -------------------------- ----------------------

---------------------------- -------------------------- -------------------------- ----------------------

============================ ========================== ========================== ======================

                                EXHIBIT 7.1.22(B)

                                OPERATING LEASES

Borrower and its Subsidiaries have the following operating leases:


============================ ========================== ========================== ======================
          Lessee                      Lessor                  Term of Lease          Property Covered
---------------------------- -------------------------- -------------------------- ----------------------
---------------------------- -------------------------- -------------------------- ----------------------

---------------------------- -------------------------- -------------------------- ----------------------

============================ ========================== ========================== ======================

                                 EXHIBIT 7.1.23

                                  PENSION PLANS

Borrower and its Subsidiaries have the following Plans:

======================================================= =================================================
                        Party                                             Type of Plan
------------------------------------------------------- -------------------------------------------------
Borrower
------------------------------------------------------- -------------------------------------------------

------------------------------------------------------- -------------------------------------------------
[Subsidiaries]
------------------------------------------------------- -------------------------------------------------

======================================================= =================================================

                                 EXHIBIT 7.1.25

              COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES


1. Borrower and its Subsidiaries are parties to the following collective bargaining agreements:

===================================== =================================== ===============================
         Type of Agreement                         Parties                      Term of Agreement
------------------------------------- ----------------------------------- -------------------------------
------------------------------------- ----------------------------------- -------------------------------

------------------------------------- ----------------------------------- -------------------------------

------------------------------------- ----------------------------------- -------------------------------

===================================== =================================== ===============================


2. Material grievances, disputes of controversies with employees are as follows:

======================================================= =================================================
                   Parties Involved                       Nature of Grievance, Dispute or Controversy
------------------------------------------------------- -------------------------------------------------
------------------------------------------------------- -------------------------------------------------

------------------------------------------------------- -------------------------------------------------

------------------------------------------------------- -------------------------------------------------

======================================================= =================================================


3. Threatened strikes, work stoppages and asserted pending demands for collective bargaining are as follows:


======================================================= =================================================
                   Parties Involved                                     Nature of Matter
------------------------------------------------------- -------------------------------------------------

------------------------------------------------------- -------------------------------------------------

------------------------------------------------------- -------------------------------------------------

------------------------------------------------------- -------------------------------------------------

======================================================= =================================================

                                  EXHIBIT 8.1.3

                             COMPLIANCE CERTIFICATE

                               WELCOME HOME, INC.
                              309-D Raleigh Street
                        Wilmington, North Carolina 28412



                                                        __________________, 19__




Fleet Capital Corporation
200 Glastonbury Boulevard
Glastonbury, Connecticut 06033

        The undersigned, the chief financial officer of Welcome Home, Inc., a Delaware corporation ("Borrower"), gives this certificate to Fleet Capital Corporation ("Lender") in accordance with the requirements of subsection 8.1.3 of that certain Loan and Security Agreement dated ___________ ___, 1998, between Borrower and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

        1. Based upon my review of the balance sheets and statements of income of Borrower for the [fiscal year] [month] ending __________________, 19__, copies of which are attached hereto, I hereby certify that:

               (a)    Net Worth is $____________;

               (b)    Leverage Ratio is ___ to 1.0;

               (c)    Fixed Charge Coverage Ratio is ____ to 1;

               (d) Adjusted Net Earnings From Operations for the period was $_______________; and

               (e)    Excess Cash Flow is $_____________.

        2. No Default exists on the date hereof, other than: ______________ ________________________________________________ [if none, so state]; and

        3. No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].

        4. The balance sheets, statements of income and stockholder's equity and cash flow attached hereto were prepared in accordance with GAAP and fairly present the financial position and results of operations, the assets, liabilities, and net worth income of Borrower as of the date thereof subject only to changes from audit and year-end adjustments and the absence of notes.

                                Very truly yours,


                                -------------------------------
                                Chief Financial Officer

                                  EXHIBIT 8.2.5

                                 PERMITTED LIENS


=================================================== =====================================
                   Secured Party                               Nature of Lien
--------------------------------------------------- -------------------------------------
--------------------------------------------------- -------------------------------------

--------------------------------------------------- -------------------------------------

--------------------------------------------------- -------------------------------------

=================================================== =====================================